STOCK REDEMPTION AND EXCHANGE AGREEMENT


This STOCK REDEMPTION AND EXCHANGE AGREEMENT (the "Agreement") is entered into as of March _________, 1994 by and between Ralston Purina Company, a Missouri Corporation ("Ralston"), and ___________________________, a key employee ("Employee") of
Ralcorp Holdings, Inc., a Missouri corporation and a wholly owned subsidiary of Ralston ("Ralcorp").

W I T N E S S E T H:

WHEREAS, on March 24, 1994 the Board of Directors of Ralston approved a plan to consolidate into Ralcorp and spin-off Ralston's Consumer Foods and Resort Operations businesses and Ralston, Ralcorp and other directly and indirectly wholly owned subsidiaries of Ralston entered into an Agreement and Plan of Reorganization dated as of March 24, 1994 (the "Reorganization Agreement") providing for, among other things, the principal corporate transactions required to effect the distribution (the "Distribution") by Ralston of all of the issued and outstanding shares of Ralcorp's $.01 par value Common Stock and associated common stock purchase rights (collectively, the "Ralcorp Stock"); and

WHEREAS, pursuant to the Reorganization Agreement, Ralston proposes to effect the Distribution by (i) exchanging with Employee and certain other key Ralcorp employees shares of Ralcorp Stock for restricted and unrestricted shares of Ralston's $.10 par value Ralston - Ralston Purina Group Common Stock ("RPG Stock") and Ralston - Continental Baking Group Common Stock ("CBG Stock") of approximately equal value held by such employees and
(ii) a dividend of the remaining shares of Ralcorp Stock payable to holders of a record of RPG Stock as of the close of business on March 31, 1994 (the "Distribution Date") at the rate of one share of Ralcorp Stock for each three shares of RPG Stock so held; and

WHEREAS, pursuant to the Reorganization Agreement, Ralston has offered to redeem Employee's shares of RPG Stock and CBG Stock by exchanging such shares for shares of Ralcorp Stock of approximately equal value on the terms and conditions set forth herein; and

WHEREAS, Employee desires to accept such offer;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
REDEMPTION OF RALSTON STOCK

1.01 Agreement for Redemption. Subject to the terms and conditions hereof, as of 4:00 p.m. Central Time on the Distribution Date, Employee will sell to Ralston, and Ralston will redeem, the shares of RPG Stock and CBG Stock listed on
Schedule 1.01 hereto (the "Shares") in exchange for a number of shares of Ralcorp Stock determined in accordance with the provisions of Section 1.02.

1.02 Redemption Price. The redemption price for all of the Shares shall be the nearest number of full shares of Ralcorp Stock equal in aggregate market value to the aggregate market value of the Shares, which market values shall be determined on the basis the average of the closing sales prices per share as reported in The Wall Street Journal, New York Stock Exchange Composite Transactions (i) of the RPG Stock and CBG Stock, on each of the trading days during the ten (10) consecutive trading day period ending on the last trading day prior to the Distribution Date, and (ii) of the Ralcorp Stock, on each of the trading days during the initial ten (10) consecutive trading day period during which the Ralcorp Stock shall trade.

1.03 Release of Restrictions. All restrictions on the restricted Shares listed on Schedule 1.01 shall lapse as of the time of redemption hereunder and Ralston shall release for payment to the Employee all of the restricted dividends and interest associated therewith as of such time, which amounts will be paid to Employee as soon as practicable following the Distribution Date. Income taxes (and social security and other employment taxes) with regard to income realized by Employee by virtue of the lapsing of restrictions on such restricted Shares, dividends and interest will be withheld as legally required from amounts due from Ralston to Employee. Ralston will loan Employee the amount withheld for payment of such income taxes less the amount of such dividends and interest. Such loan shall be interest free. The obligation of Employee to repay such loan shall be evidenced by a promissory note of Employee in substantially the form attached hereto as Exhibit A which shall be assigned to Ralcorp as of the Distribution Date. The amount of interest imputed for tax purposes shall be deemed additional compensation to Employee for services heretofore rendered to Ralston and its subsidiaries and, upon repayment of said promissory note, Ralston will pay Employee an amount equal to the United States federal income taxes payable by Employee as a result of such imputed interest and as a result of such payment.

1.04 Delivery of Certificates. Employee has herewith delivered to Ralston, in escrow, pending completion of the sale and redemption of the Shares hereunder, Employee's certificates for all of the Shares, endorsed in blank. As soon as practicable after the Distribution Date, Ralston shall deliver to the Employee certificates, dated the Distribution Date and registered in the name(s) shown on the Shares, representing all the shares of Ralcorp Stock issuable to Employee pursuant to Section 1.02, as well as a statement setting forth the calculation of the redemption price and Employee's tax basis in the Shares of Ralston Stock so issued in exchange for the restricted Shares listed in Schedule 1.01. Ralston will pay any transfer taxes relating to the exchange of the Shares for shares of Ralcorp Stock hereunder.

1.05 Conditions. The obligations of Ralston and Employee to complete the redemption of the Shares in exchange for shares of Ralcorp Stock hereunder shall be subject to satisfaction or waiver of the conditions set forth in Section 12.01 of the Reorganization Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF RALSTON

2.01 Organization. Ralston has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri with full corporate power and authority to execute, deliver and perform this Agreement.

2.02 Authority. The execution, delivery and performance of this Agreement by Ralston have been duly authorized by all necessary corporate action of Ralston. This Agreement has been duly executed and delivered by the Ralston and, assuming due authority, execution and delivery by Employee, this Agreement constitutes a valid and binding obligation of Ralston, enforceable against Ralston in accordance with its terms.

2.03 Ralcorp Stock. The shares of Ralcorp Stock to be exchanged pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of Ralcorp Stock.

2.04 Tax-Free Exchange. Ralston has received rulings from the Internal Revenue Service to the effect that, among other things, no gain or loss will be recognized by the Employee by virtue of the exchange of the Shares for shares of Ralcorp Stock pursuant to this Agreement and the tax basis of the Ralcorp Stock received by Employee hereunder will be Employee's aggregate basis in the Shares, as determined after the Distribution (but Employee recognizes that, as specified in Section 1.03, income realized by virtue of the lapse of restrictions on the Shares and any imputed interest accrued on Employee's promissory note delivered pursuant to Section 1.03 will be taxable to Employee).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

3.01 Authority. This Agreement has been duly executed and delivered by Employee with full authority and, assuming due authority, execution and delivery by Ralston, this Agreement constitutes a valid and binding obligation of Employee enforceable against Employee in accordance with its terms.

3.02 Ownership and Right to Transfer. Employee is, and at the Distribution Date will be, the record and beneficial owner of each of the Shares with full legal right, power and authority to transfer and deliver each of the Shares to Ralston free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances.

3.03 Purchase for Investment. Employee represents and warrants to Ralston and to the directors, officers and control persons
(within the meaning of the Securities Act of 1933) of Ralston as follows:

(a) Employee recognizes that Ralcorp was recently organized and has no financial and operating history as an independent company;

(b) As a key employee, Employee is knowledgeable about the businesses and operations of Ralston and Ralcorp and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the exchange of the Shares for shares for Ralcorp Stock and to obtain any additional information which Ralston possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information set forth in the Information Statement of Ralcorp dated March 24, 1994, a copy of which has been furnished to Employee ("Information Statement"), including the reports, proxy statements and other information filed by Ralston with the Securities and Exchange Commission referenced on page 2 of the Information Statement under the heading "Available Information";

(c) Ralston has answered all inquiries that Employee has made of it concerning Ralston and Ralcorp, and their respective businesses and financial condition or any other matter relating to the operations of Ralston and Ralcorp and the exchange of the Shares for shares of Ralcorp Stock and no oral or written statement or inducement which is contrary to the information set forth or referred to in the Information Statement or this Agreement has been made by or on behalf of Ralston to Employee;

(d) Employee understands that nothing in this Agreement shall confer on Employee any right to continue in the employ of Ralcorp or interfere in any way with the right of Ralcorp to terminate his or her employment at any time;

(e) Employee is purchasing the Ralcorp Stock for his or her own account, for investment purposes, and not for distribution, assignment or resale to others and no other person has any direct or indirect beneficial interest in such Ralcorp Stock except for any interest of Employee's spouse as indicated on Schedule 1.01;

(f) Employee understands that (i) there has been no prior market for the Ralcorp Stock, (ii) the prices at which the Ralcorp Stock may trade cannot be predicted (and may fluctuate significantly until the Ralcorp Stock is fully distributed and an orderly market develops) and may be influenced by many factors, including, among others, the depth and liquidity of the trading market for Ralcorp Stock, investor perceptions of Ralcorp and its businesses, Ralcorp's dividend policy and general economic and market conditions and (iii) there is no way to predict whether an investment in Ralcorp Stock will outperform, underperform or perform as well as an investment in shares of RPG Stock and/or CBG Stock;

(g) Employee understands that (i) the exchange of Ralcorp Stock for the Shares has not been and will not be registered under the Securities Act of 1933 or any state securities laws in reliance on the exemption for nonpublic offerings provided by Section 4(2) of the Securities Act of 1933 and analogous state securities law provisions, and such shares of Ralcorp Stock must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from such registration is available, (ii) Ralcorp is under no obligation to register the Ralcorp Stock on Employee's behalf or to assist Employee in complying with any exemption from registration, and (iii) the Ralcorp Stock may be sold pursuant to Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933 only if all of the conditions of that Rule are met;

(h) Employee understands that no Federal or state agency has passed upon the Ralcorp Stock or made any finding or determination as to the fairness of the exchange of the Shares for shares of Ralcorp Stock hereunder or any recommendation or endorsement of the Ralcorp Stock;

(i) Employee will not transfer the Ralcorp Stock without registering or qualifying the same under applicable state securities laws unless such transfer is exempt under such laws;

(j) Employee has not been furnished any offering literature other than the Information Statement and other materials which Ralston may have provided at the request of Employee, and Employee has relied only on the information contained or referred to in the Information Statement and the information furnished or made available to Employee by Ralston, as described in subparagraphs
(b) and (c) above;

(k) Employee has his or her residence at the address set forth on
Schedule 1.01 hereto;

(l) Employee certifies, under penalties of perjury, (i) that Employee's social security number is as shown on Schedule 1.01 hereto and (b) that Employee is not subject to backup withholding either because Employee has not been notified that Employee is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified Employee that Employee is no longer subject to backup withholding; and

(m) Each certificate representing shares of Ralcorp Stock shall be imprinted with a legend in substantially the following form:

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF SUCH ACTS OR AN EXEMPTION THEREFROM.


ARTICLE IV
MISCELLANEOUS

4.01 Amendment and Modification. This Agreement may be amended, modified or supplemented, and the rights hereunder may be waived, only by a written agreement signed by Ralston and Employee. No waiver of any term, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of such term, provision, condition, right or remedy under this Agreement.

4.02 Termination. Notwithstanding any provision hereof, this Agreement may be terminated and the redemption and exchange contemplated herein abandoned at any time prior to the Distribution Date by and in the sole discretion of the Ralston Board of Directors without the approval of Employee. In the event of such termination, no party hereto shall have any liability to any person by reason of this Agreement, except that Ralston shall return to Employee the certificates representing the Shares.

4.03 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri, without regard to its conflicts of law principles, as to all matters, including matters of validity, construction, effect, performance and remedies.

4.04 Notices. All notices, demands and other communications to be given or delivered under or by reason of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Employee at his or her address on Schedule 1.01 hereto and to Ralston at its principal executive offices, or to such other address as the recipient has specified by prior written notice to the sending party.

4.05 Entire Agreement. This Agreement, Schedule 1.01 hereto and Exhibit A attached hereto, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof superseding all previous negotiations, commitments, understandings and writings with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RALSTON PURINA COMPANY           Employee:


By: __________________________   ______________________________

Title: _______________________